AGREEMENT

                                     between

                          Hyundai Motor Company ("HMC")

                                       and

                             U.S. Electricar ("USE")
                          Systronix Corporation ("SC")
                            (Collectively "USE/"SC")

                                 April 12, 1996

        Whereas HMC is the leader in electric vehicle technology in Korea
                                       and
        Whereas USE/SC is a leader in electric vehicles and drivetrains, now therefore
         HMC and USE/SC have reached the following agreement in order to cooperate in the field of
                          electric vehicle technology:


1. HMC shall grant to USE/SC the fleet EV contract utilizing Panther(tm)60 systems.

2. HMC shall grant to USE/SC the MPV Production Phase 1 contract utilizing Panthertm90 systems.

3. HMC shall pay US$ 250,000 to USE or SC within 45 days of HMS receiving an invoice, for an option to purchase 12,000,000 shares of USE at a price of US$ 0.467 per share, the blended rate paid by the major new capital investors in USE/SC. The option shall expire on March 1, 1997. If the option is exercised before March 1, 1997, the US$ 250,000 option price shall be applied toward the share purchase.

4. Upon the full exercise of the share purchase option, USE/SC shall grant to HMC a manufacturing and distribution license to the Panthertm systems, as defined in the November 1995 SC business plan, including upgrades developed by USE/SC, without payment of any additional fee and without payment of any royalties by HMC or HMC's appointed manufacturer, for use within vehicles or for use as spare parts for such vehicles built by HMC or built by subsidiaries owned more than 50% by HMC, or for use within vehicles or for use as spare parts for such vehicles assembled by any company from completely knocked down ("CKD") kits built by HMC or built by subsidiaries owned more than 50% by HMC.

5. If HMC decides not to purchase shares in USE as described above in paragraph three (3), then USE/SC shall grant to HMC a manufacturing and distribution license to the Panthertm systems, as defined in the November 1995 SC business plan, including upgrades developed by USE/SC, for a fee of US$ 1,500,000 and for

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      royalties  equivalent  to 4% of  HMC's  procurement  cost  beginning  with systems sold in the year 2000. The license shall apply only to systems manufactured by HMC and/or HMC's appointed manufacturer, for use within vehicles or for use as spare parts for such vehicles built by HMC or built by subsidiaries owned more than 50% by HMC, or for use within vehicles or for use as spare parts for such vehicles assembled by any company from completely knocked down ("CKD") kits built by HMC or built by subsidiaries owned more than 50% by HMC. Beginning in 2004 the royalty shall be reduced to 3%. Beginning in 2008 the royalty shall be reduced to 2%. Beginning in 2012 no further royalty shall be required. The US$ 250,000 option amount described above in paragraph three (3) shall be applied toward the purchase of this license if the license is purchased prior to March 1, 1997.

6. The manufacturing and distribution licenses to the Panthertm systems shall also be exclusive to HMC for the territory of Korea. The vehicles manufactured in accordance with paragraph four (4) and five (5) above may be exported to any country.

7. The licenses described above in paragraph four (4), five (5) and six (6) shall include the right to "make or have made" the Panthertm hardwares.

8. USE/SC will support HMC and/or HMC's appointed manufacturer in setting up production lines, processes, procedures, and automated testing of Panthertm products. This support will include assistance with production and test of subassemblies, units, and complete systems. USE/SC will also assist HMC and/or HMC's appointed manufacturer with procurement of components, including the development and qualification of sources for unique electric vehicle and Panthertm system electronic components.



/s/ H. K. Lee                  /s/ Roy Kusumoto           /s/ Don Kang
---------------------------    -----------------------    ----------------------
H. K. Lee                      Roy Y. Kusumoto            Don C. Kang
Director                       Chief Executive Officer    President
Corporate Planning Director    U.S. Electricar            Systronix Corporation